Exhibit 99.1

              Build-A-Bear Workshop, Inc. Management to Present at
                           AG Edwards Retailing 2005:
                      The Technology Imperative Conference

     ST. LOUIS--(BUSINESS WIRE)--Jan. 24, 2005--

      Presentation on Thursday, January 27, 2005 at 10:45 a.m. Eastern Time

     Build-A-Bear Workshop, Inc. (NYSE:BBW), an interactive, entertainment retailer of customized stuffed animals, announced today that the company's President and Chief Operating Officer Bear, Barry Erdos, will present at the AG Edwards Retailing 2005 conference in Coral Gables, Florida, on Thursday, January 27, 2005.
     The presentation will include an overview of Build-A-Bear Workshop(R), a discussion of how technology is used by the company, new technology initiatives underway, and management's guidance for earnings and comparable store sales in fiscal 2005.
     The company's presentation will begin at 10:45 a.m. and conclude by 11:15 a.m. Eastern Time. A live webcast of the presentation, including the presentation slides, will be available at the Build-A-Bear Workshop Investor Relations website at http://ir.buildabear.com. A replay of the presentation will be available shortly after the live presentation.

     About Build-A-Bear Workshop, Inc.

     Build-A-Bear Workshop, Inc. (NYSE:BBW) is the leading and only national, company providing a make-your-own stuffed animal interactive entertainment retail experience. The first store opened in St. Louis in 1997 and as of January 2005 the company operated 170 stores in 40 states and Canada. With the opening of its international store in Sheffield, England in the fall of 2003, the addition of international stores in Japan, Denmark and Australia in 2004, Build-A-Bear Workshop has become the global leader in the teddy bear business. In November 2004, the company also opened two friends 2B made(R) stores, the newest concept launch from Build-A-Bear Workshop. For more information about the company and its products call (888) 560-BEAR (2327) or visit the company's award-winning website at www.buildabear.com.


     CONTACT: Build-A-Bear Workshop, Inc., St. Louis
              Investors and Analysts:
              Molly Salky, 314-423-8000 ext. 5353
              invest@buildabear.com
              or
              Media:
              Jill Saunders, 314-423-8000 ext. 5293
              jills@buildabear.com